Exhibit No. 23b

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We have issued our report dated March 13, 2006, accompanying the financial statement of Price Asset Management, Inc. contained in this Post-Effective Amendment No. 8 to the Registration Statement (S-1 No. 333-74176). We consent to the use of the aforementioned report in the Registration Statement, and the use of our name as it appears under the caption “Experts”.

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

December 15, 2006